Exhibit 10.5

House Leasing Agreement

The Lessor (refers as “Party A” below): Yongliang Yang ID: 35212219600515001

The Lessee(refers as “Party A” below): UAN Sheng (Fu Jian) Agricultural Technology Co. LTD

Registration Number: 350700400005833 Tax ID: 350784597872281

On the base of People’s Republic of China and its relevant regulations , both parties entered into this agreement to clarify Party A’s and Party B’s rights and obligations.

Article 1 Party A leases its own house located in No. 818 South Jiahe, Tongyou St., Jianyang City, Fujian Province with structure area of 119.48 m2 and usage area of 119.48 m2 to Party B for residential use.

Article 2 Leasing period

The leasing period is 12 months; Party A leases the house to Party B to use on August 10th, 2012 and withdraw on August 10th, 2012. If Party B has one of the following situations, Party A can terminate this agreement, and re-obtain the possess of the leasing house:

1.	Subleasing, subletting, lending, joint operation, buying shares, or adjusting to exchange without authorization
2.	Using the leasing house to run illegal activities and impair public interests
3.	Payment delayed for months

After the expiration of this agreement, Party B has the priority right if Party A still continues to lease the house. When the agreement is terminated due to expiration date, Party B can negotiate with Party A to appropriately extend the leasing period if Party B really cannot find housing.

Article 3 Rent and payment deadline, tax, and tax payment method

Both parties agree the monthly rent is RMB¥2000 with a deposit of RMB¥4000. Party B should pay to Party A on August 10th, 2012. Pay first, use later.

Article 4 House reparation and decoration during leasing period

Repairing house is Party A’s obligation; Party A needs to periodically check the leasing house and its equipment with timely reparation, and make sure there is no leaking, no flooding, and three-unblocked (unblocked domestic water, unblocked sewage, unblocked utility), and doors and windows in good conditions for Party B to safely use the leasing house.

Article 5 Leasing parties’ change

1.	If Party A transfers the property ownership to a 3rd party following legal procedures, in the case of no agreement, this agreement continues to be effective to the new property owner;
2.	For selling the house, Party A needs to notify Party B three months in advance, and Party B has the priority of purchasing under the same conditions;
3.	Party B needs to notify Party A when exchange houses with a 3rd person, and should get Party A’s consent in advance

Article 6 Obligations of breaching agreement

1.	Party A needs to compensate one month rent to Party B as penalty besides returning deposit and the remaining rent if Party A violates this agreement during leasing period.
2.	Deposit will be considered as penalty and won’t be returned to Party B if Party B violates this agreement in leasing period.
3.	Party B has right to repudiate if Party A charges Party B apart from rent.

Article 7 Disclaimer condition

1.	Both parties have no obligations for house damage or Party B’s loss caused by irresistible reasons.
2.	Both parties have no obligations if the leased house needs to be demolished or remodeled because of municipal construction, which causes losses to both parties.

If the agreement is terminated because of the above reasons, rent should be calculated by time of using, with the rule of refunding for any overpayment or supplementing payment for any deficiency.

Article 8 Resolution for Disputes

If disputes happen while executing this agreement, both parties should negotiate to solve; if negotiation fails, any party can apply for mediation from House Leasing Management Office; if mediation fails, any party can apply for arbitration from the Economic Contract Arbitration Committee of Municipal Administration of Industry and Commerce, and also can submit lawsuit to the people’s court.

Article 9 Other agreed matters

This agreement is in duplicate. Each party has one copy.

Lessor: Yongliang Yang

Legal Representative:

Attorney:

Bank: China Construction Bank

Account No.: 4367421860012284219

Phone: 13960606966

Sign Date:

Lessor: UAN Sheng (Fu Jiang) Agricultural Technology Co. LTD

Legal Representative:

Attorney:

Bank:

Account No.:

Phone:

Sign Date:

Furniture and electronic list:

Color TV (1)
Water heater (1)
AC (1)
Refrigerator (1)
Washing Machine (1)

P.S. Monthly rent is UMB¥2000, including broadband network fee, property management fee, cable fee

Today, August 08, 2012, Yongliang Yang received deposit of UMB¥4000 from Zheming Zhang